Page 1 of 626071 (05/26) NY *2607101* 1. PRODUCT Product Name: Athene Amplify® 3.0 NY - a Single Purchase Payment Index-Linked Deferred Separate Account Annuity Withdrawal Charge Period (in years): 6 Year 2. OWNER Individual or Trustee First Name M.I. Last Name Suffix Trust or Company Name Social Security Number/Tax ID Date of Birth (MM/DD/YY) Gender M F Relationship to Proposed Annuitant: Spouse Other: Street Address (Required - No PO Box) City State Zip Country Mailing Address (Optional) City State Zip Country US Citizen Yes No Country of Citizenship E-mail Telephone (Required) Type of Gov’t Issued Photo ID: Driver’s License Passport Other_______ State or Country of issue _______ Note: If the proposed owner(s) is a non-natural entity (i.e. Trust, Corporation, Association, etc.), additional documentation will be required to establish the entity’s legal identity and who has authority to legally act on behalf of the entity. 3. JOINT OWNER Not applicable to qualified contracts or those owned by non-natural entities Individual or Trustee First Name M.I. Last Name Suffix Trust or Company Name Social Security Number/Tax ID Date of Birth (MM/DD/YY) Gender M F Relationship to Proposed Owner: Spouse Other: Street Address (Required - No PO Box) City State Zip Country Mailing Address (Optional) City State Zip Country US Citizen Yes No Country of Citizenship E-mail Telephone (Required) Type of Gov’t Issued Photo ID: Driver’s License Passport Other_______ State or Country of issue ______ Athene.com Athene Annuity & Life Assurance Company of New York Home Office Address: Pearl River, NY Mailing Address: PO Box 1555, Des Moines, IA 50306-1555 Overnight Address: 7700 Mills Civic Parkway West Des Moines, IA 50266-3862 Customer Contact Center - Tel: 888-266-8489 Fax: 866-709-3922 Submit applications to: documents@athene.com FINANCIAL PROFESSIONAL (PRODUCER) CODE & NAME: APP SIGNED STATE: DISTRIBUTOR ACCOUNT ID#: Application for Single Purchase Payment Index- Linked Deferred Separate Account Annuity Vendor Confirmation Number: _______________________

Athene.com 4. REPLACEMENT This section MUST be completed 1. Yes No Do you have an existing life insurance policy or annuity contract? 2. Yes No Will this annuity change or replace an existing life insurance policy or annuity contract? 5. ANNUITANT (Complete if different from Owner) First Name M.I. Last Name Suffix Social Security Number/Tax ID Date of Birth (MM/DD/YY) Gender M F Telephone (Required) Relationship to Proposed Owner: Spouse Other: Street Address (Required - No PO Box) City State Zip Country Mailing Address (Optional) City State Zip Country 6. JOINT ANNUITANT Not applicable to non-spouse or qualified contracts First Name M.I. Last Name Suffix Social Security Number/Tax ID Date of Birth (MM/DD/YY) Gender M F Telephone (Required, if applicable) Relationship to Proposed Annuitant: Spouse Other: Street Address (Required - No PO Box) City State Zip Country Mailing Address (Optional) City State Zip Country Page 2 of 6 *2607102* Vendor Confirmation Number: _______________________ Application for Single Purchase Payment Index- Linked Deferred Separate Account Annuity 26071 (05/26) NY

7. BENEFICIARIES • Proceeds will be divided equally if no percentages are listed. All beneficiaries must be living/existing at the time of Application. The sum of the percentages for Primary and Contingent Beneficiaries, respectively, must total 100%. • If the beneficiary is a trust, include the name and trust creation date on the Beneficiary name line. • Please provide Social Security/Tax Identification Numbers to expedite future Death Claim processing. • List additional beneficiaries on a separate page. Owner must sign, date and include required information. Individual, Trust or Company Name Primary Contingent Percentage % Telephone (Recommended) E-mail Social Security Number/Tax ID Date of Birth(MM/DD/YY) Gender M F Relationship to Proposed Owner: Relationship to Proposed Annuitant: Address City State Zip Country Individual, Trust or Company Name Primary Contingent Percentage % Telephone (Recommended if applicable) E-mail Social Security Number/Tax ID Date of Birth(MM/DD/YY) Gender M F Relationship to Proposed Owner: Relationship to Proposed Annuitant: Address City State Zip Country Individual, Trust or Company Name Primary Contingent Percentage % Telephone (Recommended if applicable) E-mail Social Security Number/Tax ID Date of Birth(MM/DD/YY) Gender M F Relationship to Proposed Owner: Relationship to Proposed Annuitant: Address City State Zip Country Individual, Trust or Company Name Primary Contingent Percentage % Telephone (Recommended if applicable) E-mail Social Security Number/Tax ID Date of Birth(MM/DD/YY) Gender M F Relationship to Proposed Owner: Relationship to Proposed Annuitant: Address City State Zip Country Page 3 of 6 Athene.com *2607103* Vendor Confirmation Number: _______________________ Application for Single Purchase Payment Index- Linked Deferred Separate Account Annuity 26071 (05/26) NY

8. ANNUITY TYPE Select one option to indicate how this contract should be issued Non-Qualified IRA (Select only one): Traditional Roth SEP Inherited IRA1 (Select only one): Traditional Roth For Qualified options, select all that apply: Contribution Year _______ Direct Transfer/Rollover2 Rollover within 60 Days3 If Inherited IRA selected above, complete for Decedent: Decedent Name: Relationship of Decedent to Proposed Annuitant: Spouse Other Date of Birth (MM/DD/YY) Date of Death (MM/DD/YY) 9. PREMIUMS Make all checks payable to Athene Annuity & Life Assurance Company of New York; estimate total transfer amounts New Purchase $ Transfer/Rollover $ Internal Transfer Existing Athene Contract Number(s) ____________________________ $ TOTAL ANTICIPATED PREMIUM $ 10. ELECTRONIC DELIVERY AUTHORIZATION Do you consent to Electronic Delivery (e-delivery) of Documents? . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Yes No If no election is made, Athene will default to “No.” By selecting Yes, you agree to receive via electronic means, rather than paper copies, all documents applicable to your contract that Athene is required by law to provide or make available to you in writing, including but not limited to, your Annuity contract, contract statements, prospectuses, prospectus supplements and other disclosure statements, tax forms, privacy notice and other notices (“Required Documents”), as well as other information, service documents, general communications and documentation regarding your Annuity contract (“Other Documents”). I understand that: • Not all contract documentation and notifications may be currently available in electronic format. • Registration on Athene’s website (www.athene.com/myathene) will be required for e-delivery of certain contract- related correspondence. • There is no charge for e-delivery, although my Internet provider may charge for internet access. • I should provide a current e-mail address and notify Athene promptly when my e-mail address changes. If I authorize e-delivery but do not provide an e-mail address or the address is illegible, Athene will not initiate e-delivery. • I may request paper copies, whether or not I consent or revoke my consent for e-delivery, at any time and for no charge. • Athene will send paper copies of annual statements if required by state or federal law. • For jointly owned contracts, both owners are consenting to receive information electronically. All information will be provided to a single e-mail address provided in this application. • E-delivery will be cancelled if e-mails are returned undeliverable. • This consent will remain in effect until I revoke it and covers delivery to me in the form of an e-mail or by notice to me of a document’s availability on Athene’s website (www.athene.com/myathene). 1 Athene will accept applications for a spouse Inherited IRA and trust owned Inherited IRA for trusts that qualify as see-through trust where the sole beneficiary of the trust is the spouse. The ability to open an Inherited/Beneficiary IRA/Inherited/Beneficiary Roth IRA may be limited. 2 Please complete and submit the applicable Request for Funds Form or ACORD 951 form, for each account to be transferred into this contract. 3 I understand that, except in the case of a Roth Conversion, I can make only one rollover from an IRA (including a Traditional IRA, Roth IRA, or SEP IRA) to an IRA in any 1-year period, regardless of the number of IRAs I own. Page 4 of 6 Athene.com *2607104* Vendor Confirmation Number: _______________________ 26071 (05/26) NY Application for Single Purchase Payment Index- Linked Deferred Separate Account Annuity

10. ELECTRONIC DELIVERY AUTHORIZATION (continued) The computer hardware and software requirements that are necessary to receive, process and retain electronic communications that are subject to this consent are as follows: To view and download material electronically, you must have a computer with internet access, an active e-mail account and Adobe Acrobat Reader. If you don’t already have Adobe Acrobat Reader, you can download it free from www.adobe.com. 11. AGREEMENTS AND SIGNATURES I agree that all the statements and answers to questions on this application are true to the best of my knowledge and belief. This application will be attached to and made part of the entire contract. I have received a copy of the prospectus. This application does not constitute a contract. A contract is not formed until the application is accepted by the Company and the contract is issued and delivered to and accepted by the owner while both the proposed owner and the annuitant are alive. If this application is rejected for any reason, or canceled prior to issue by the proposed owner, the Company will return the purchase payment paid. Payment must be made payable to Athene Annuity & Life Assurance Company of New York. IRS CERTIFICATION Backup Withholding Status I am subject to backup withholding. (If this doesn’t apply, leave the box blank. Don’t write “N/A” or draw a line.) Under penalties of perjury, I certify that: 1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and 3. I am a U.S. citizen or other U.S. person (as defined in the instructions); and 4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct. The Internal Revenue Service does not require your consent to any provisions of this document other than the certifications required to avoid backup withholding. All statements made by, or by the authority of, the applicant for the issuance of the applied for contract, are deemed representations and not warranties. Signed at City State On Date Owner Signature X Joint Owner Signature (if applicable) X Annuitant Signature (if other than Owner) X Joint Annuitant Signature (if applicable) X Page 5 of 6 Athene.com *2607105* Vendor Confirmation Number: _______________________ Application for Single Purchase Payment Index- Linked Deferred Separate Account Annuity 26071 (05/26) NY

Athene.com 12. FINANCIAL PROFESSIONAL USE ONLY 1. Yes No Does the applicant have an existing life insurance policy or annuity contract? 2. Yes No Will this annuity replace or change an existing life insurance policy or annuity contract? If (Yes) to either question, and if required by state regulation, replacement forms must accompany this application. 3. Yes No Is any participant on this contract or a dependent family member of a participant on this contract an active duty (full-time) service member (officer or enlisted) of the United States Armed Forces (Army, Navy, Air Force, Marine Corps, Coast Guard, or Space Force)? If Yes, please complete Military Disclosure Form 18257. In accordance with Athene’s Customer Information Program and the Know Your Customer requirements of the USA PATRIOT Act, I have reviewed a non-expired government issued ID of the owner. By signing below, I certify I have truly and accurately recorded on this application the information provided by the applicant. I certify that only company approved sales materials were used and that copies of such materials were 1) left with the client and 2) retained in my files. I certify any required disclosure material has been presented to the applicant. I have not made any statements which differ from this material nor have I made any promises about the future expected values of this Contract. Please complete the section below. Writing Financial Professional Signature X Writing Financial Professional Name (Please print) Date Signed If splitting commissions, please provide the following details: Financial Professional Name Financial Professional Code Financial Professional Telephone/E-mail Address Split % - MUST Equal 100% Commission Option 1 Commission Option 2 Commission Option 3 Page 6 of 6*2607106* Vendor Confirmation Number: _______________________ Application for Single Purchase Payment Index- Linked Deferred Separate Account Annuity 26071 (05/26) NY

Athene.com CONTRACT NUMBER: (if available) Athene Amplify® 3.0 NY - a Single Purchase Payment Index-Linked Deferred Separate Account Annuity Segment Allocation Form Page 1 of 226076 (05/26) NY *26076* INSTRUCTIONS This form is required to establish Segment Allocations and must accompany the Application for Athene Amplify® 3.0 NY. 1. SEGMENT ALLOCATION Please select the Segment Option(s) you would like your Purchase Payment allocated to by indicating the percentage each Segment Option should receive. Allocations must be made in whole (1%) increments and total 100%. Index-Linked Segment Options Segment Term Crediting Method Index/Ticker Buffer Allocation 6-year Point-to-Point S&P 500® (SPX) 10% % Nasdaq-100® (NDX) 10% % S&P 500® (SPX) 20% % Nasdaq-100® (NDX) 20% % S&P 500® (SPX) 30% % Nasdaq-100® (NDX) 30% % Performance Blend S&P 500® (SPX), Russell 2000® (RTY), MSCI EAFE (MXEA)1 10% % 2-year Point-to-Point S&P 500® (SPX) 10% % Nasdaq-100® (NDX) 10% % Russell 2000® (RTY) 10% % MSCI EAFE (MXEA) 10% % S&P 500® (SPX) 20% % Nasdaq-100® (NDX) 20% % 1-year Point-to-Point S&P 500® (SPX) 10% % Nasdaq-100® (NDX) 10% % Russell 2000® (RTY) 10% % MSCI EAFE (MXEA) 10% % S&P 500® (SPX) 20% % Nasdaq-100® (NDX) 20% % 6-year Dual Direction S&P 500® (SPX) 20% % 1The Performance Blend is a weighted average Index return where at the Segment End Date, 50% of the Index Change used to determine Segment Credits is based on the return of the best performing Index, 30% is based on the return of the second-best performing Index and 20% is based on the return of the lowest performing Index. Athene Annuity & Life Assurance Company of New York Home Office Address: Pearl River, NY Mailing Address: PO Box 1555, Des Moines, IA 50306-1555 Overnight Address: 7700 Mills Civic Parkway, West Des Moines, IA 50266-3862 Customer Contact Center - Tel: 888-266-8489 Fax: 866-709-3922

Athene.com Index-Linked Segment Options Segment Term Crediting Method Index/Ticker Buffer Allocation 6-year Dual Trigger S&P 500® (SPX) 10% % S&P 500® (SPX) 20% % S&P 500® (SPX) 30% % 1-year Dual Trigger S&P 500® (SPX) 10% % Trigger S&P 500® (SPX) 10% % Fixed Segment Options Segment Term Crediting Method Index/Ticker Buffer Allocation 1-year Fixed N/A N/A % TOTAL (must equal 100%): % 2. OWNER INFORMATION Individual or Trustee First Name M. I. Last Name Suffix Trust or Company Name (Required for Non-Natural Owners) 3. SIGNATURE(S) Owner(s)/Applicant(s) Name (Please print) First MI Last Owner(s)/Applicant(s) Signature(s) Phone # Date Page 2 of 226076 (05/26) NY *26076* Athene Amplify® 3.0 NY - a Single Purchase Payment Index-Linked Deferred Separate Account Annuity Segment Allocation Form